Exhibit 10.19
BIOGEN IDEC INC.
2008 OMNIBUS EQUITY PLAN
AMENDMENT
     The Biogen Idec Inc. 2008 Omnibus Equity Plan (“the Plan”) is hereby amended as follows:
In paragraph D(1) of Section 10 (“Effect of Certain Transactions”), the words “to the extent the Committee shall determine, in good faith, that such an adjustment is appropriate” are hereby deleted.
In paragraph D(2) of Section 10 (“Effect of Certain Transactions”), the words “other than those described in Section 10.D(1) above” are hereby added immediately after the words “or any other event”.
Date: October 13, 2008